Exhibit 99.1

Credo Technology Group Holding Ltd Reports Second Quarter of Fiscal Year 2026
Financial Results

San Jose, Calif. (December 1, 2025) - Credo Technology Group Holding Ltd (Credo) (Nasdaq: CRDO), an innovator in providing reliable, energy-efficient, system-level connectivity solutions for the next generation of AI-driven applications, cloud computing and hyperscale networks, today reported financial results for the second quarter of fiscal year 2026, ended November 1, 2025.

Second Quarter of Fiscal Year 2026 Financial Highlights

•Revenue of $268.0 million, grew by 20.2% quarter over quarter and 272.1% year over year
•GAAP gross margin of 67.5% and non-GAAP gross margin of 67.7%
•GAAP operating expenses of $102.3 million and non-GAAP operating expenses of $57.3 million
•GAAP net income of $82.6 million and non-GAAP net income of $127.8 million
•GAAP diluted net income per share of $0.44 and non-GAAP diluted net income per share of $0.67
•Ending cash and short-term investment balance of $813.6 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In the second quarter Credo delivered revenue of $268.0 million, an increase of 20% sequentially and an extraordinary 272% increase year-over-year. These are the strongest quarterly results in Credo’s history, and they reflect the continued build-out of the world’s largest AI training and inference clusters. Looking forward, the combination of continued growth in our core AEC and IC franchises, plus the upcoming ramps of our recently announced ZeroFlap Optics, ALCs, and OmniConnect gearbox solutions, gives us an outlook with strong revenue growth and profitability through fiscal 2026 and beyond.”

Third Quarter of Fiscal 2026 Financial Outlook

•Revenue is expected to be between $335.0 million and $345.0 million
•GAAP gross margin is expected to be between 63.8% and 65.8%, and non-GAAP gross margin is expected to be between 64.0% and 66.0%
•GAAP operating expenses are expected to be between 116.0 million and 120.0 million, and non-GAAP operating expenses are expected to be between $68.0 million and $72.0 million

Conference Call

Credo will conduct a conference call on Monday, December 1, 2025, at 2:00 p.m. Pacific Time to discuss its financial results for the second quarter of fiscal year 2026, ended November 1, 2025. Interested parties may join the conference call beginning at 2:00 p.m. Pacific Time on Monday, December 1, 2025 by dialing 800-715-9871 (toll-free) or +1 646-307-1963 (international). The conference ID for the call is 5251802. It is recommended that participants dial in to the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s ongoing operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on July 2, 2025, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Credo’s mission is to redefine high-speed connectivity by delivering breakthrough solutions that enable the next generation of AI-driven applications. We are committed to enabling faster, more reliable, more energy-efficient, and scalable solutions that support the ever-expanding demands of AI, cloud computing, and hyperscale networks. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security, and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the emerging 100G (or Gigabits per second), 200G, 400G, 800G and the emerging 1.6T (or Terabits per second) port markets. Credo products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include Integrated Circuits (ICs) for the optical and line card markets, Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

For more information, please visit https://www.credosemi.com.

Credo and the Credo logo are registered trademarks of Credo Technology Group Limited in the United States and other jurisdictions. All other trademarks referenced herein are the property of their respective owners.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	November 1, 2025	August 2, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Revenue:
Product sales revenue	$261,293	$217,059	$69,075	$478,352	$126,400
IP license revenue	6,734	6,015	2,959	12,749	5,348
Total revenue	268,027	223,074	72,034	491,101	131,748
Cost of revenue	86,981	72,706	26,522	159,687	48,953
Gross profit	181,046	150,368	45,512	331,414	82,795
Operating expenses:
Research and development	57,916	52,448	31,742	110,364	62,151
Selling, general and administrative	44,334	37,178	22,177	81,512	43,502
Total operating expenses	102,250	89,626	53,919	191,876	105,653
Operating income (loss)	78,796	60,742	(8,407)	139,538	(22,858)
Other income, net	4,889	3,946	4,474	8,835	10,007
Income (loss) before income taxes	83,685	64,688	(3,933)	148,373	(12,851)
Provision for income taxes	1,049	1,289	292	2,338	914
Net income (loss)	$82,636	$63,399	$(4,225)	$146,035	$(13,765)
Net income (loss) per share:
Basic	$0.47	$0.37	$(0.03)	$0.84	$(0.08)
Diluted	$0.44	$0.34	$(0.03)	$0.79	$(0.08)
Weighted-average shares used in computing net income (loss) per share:
Basic	175,307	171,927	166,487	173,623	165,789
Diluted	187,659	184,577	166,487	185,465	165,789

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	November 1, 2025	May 3, 2025
Assets
Current assets:
Cash and cash equivalents	$567,575	$236,328
Short-term investments	246,000	195,010
Accounts receivable	245,197	162,144
Inventories	150,194	90,029
Other current assets	34,457	30,023
Total current assets	1,243,423	713,534
Property and equipment, net	85,994	63,631
Right-of-use assets	15,666	15,234
Goodwill	68,875	—
Intangible asset	17,131	—
Other non-current assets	18,183	16,858
Total assets	$1,449,272	$809,257
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$64,097	$56,158
Accrued compensation and benefits	19,347	16,097
Other current liabilities	56,927	35,456
Total current liabilities	140,371	107,711
Non-current operating lease liabilities	12,811	12,693
Other non-current liabilities	10,017	7,271
Total liabilities	163,199	127,675
Shareholders' equity:
Ordinary shares	9	8
Additional paid in capital	1,223,823	765,173
Accumulated other comprehensive loss	(632)	(437)
Retained earnings (accumulated deficit)	62,873	(83,162)
Total shareholders' equity	1,286,073	681,582
Total liabilities and shareholders' equity	$1,449,272	$809,257

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Six Months Ended
	November 1, 2025	August 2, 2025	November 2, 2024	November 1, 2025	November 2, 2024
GAAP gross profit	$181,046	$150,368	$45,512	$331,414	$82,795
Reconciling item:
Share-based compensation	354	356	331	710	612
Total reconciling item:	354	356	331	710	612
Non-GAAP gross profit (A)	$181,400	$150,724	$45,843	$332,124	$83,407

GAAP gross margin	67.5%	67.4%	63.2%	67.5%	62.8%
Non-GAAP gross margin	67.7%	67.6%	63.6%	67.6%	63.3%

Total GAAP operating expenses	$102,250	$89,626	$53,919	$191,876	$105,653
Reconciling item:
Share-based compensation	(44,970)	(35,099)	(16,332)	(80,069)	(32,691)
Total reconciling item:	(44,970)	(35,099)	(16,332)	(80,069)	(32,691)
Total Non-GAAP operating expenses (B)	$57,280	$54,527	$37,587	$111,807	$72,962

GAAP operating income (loss)	$78,796	$60,742	$(8,407)	$139,538	$(22,858)
Non-GAAP operating income (A-B)	$124,120	$96,197	$8,256	$220,317	$10,445

GAAP operating income (loss) margin	29.4%	27.2%	(11.7)%	28.4%	(17.3)%
Non-GAAP operating income margin	46.3%	43.1%	11.5%	44.9%	7.9%

GAAP net income (loss)	$82,636	$63,399	$(4,225)	$146,035	$(13,765)
Reconciling items:
Share-based compensation	45,324	35,455	16,663	80,779	33,303
Pre-tax total reconciling item	45,324	35,455	16,663	80,779	33,303
Other income tax effects and adjustments	(172)	(573)	(183)	(745)	(244)
Non-GAAP net income	$127,788	$98,281	$12,255	$226,069	$19,294

GAAP weighted-average shares - basic	175,307	171,927	166,487	173,623	165,789
GAAP weighted-average shares - diluted	187,659	184,577	166,487	185,465	165,789
Non-GAAP adjustment	2,896	4,289	15,769	3,373	16,087
Non-GAAP weighted-average shares - diluted	190,555	188,866	182,256	188,838	181,876

GAAP diluted net income (loss) per share	$0.44	$0.34	$(0.03)	$0.79	$(0.08)
Non-GAAP diluted net income per share	$0.67	$0.52	$0.07	$1.20	$0.11

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ending January 31, 2026
	Low	High

GAAP gross margin	63.8%	65.8%
Reconciling item:
Share-based compensation	0.2%	0.2%
Total reconciling item:	0.2%	0.2%
Non-GAAP gross margin	64.0%	66.0%

Total GAAP operating expenses	$116.0	$120.0
Reconciling item:
Share-based compensation	48.0	48.0
Total reconciling item:	48.0	48.0
Total Non-GAAP operating expenses	$68.0	$72.0